Exhibit 1
POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below revokes all prior Power of Attorney and constitutes and appoints
Nolan T. Altman, William R. Goodell, and
Steven C. Olson and each of them, to act severally as attorneys-in-fact and agents for the undersigned solely for the purpose of (i) executing reports required under Sections 13 and 16 of the Securities and Exchange Commission Act of
1934, and filing the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, (ii) making similar filings, disclosing interests in relevant companies in Non-U.S.
jurisdictions or directly to such
companies as required by law, thereby
ratifying and confirming all that said
attorney-in-fact may do or cause to be
done by virtue hereof.


Signed: /s/ Julian H. Robertson, Jr.


State of New York
County of New York ss:

On this 11 day of January,
2000, before me came Julian H. Robertson,
Jr. to me known to be the individual who executed the foregoing instrument, and acknowledged that he executed same.

/s/ Jenny Adel Peters
Notary Public, State of New York
No. 01PE6025749
Qualified in Kings County
Commission Expires June 1, 2000